Exhibit 10.1

FIRST AMENDMENT OF OPTION AGREEMENT

            This First Amendment of Option Agreement (this "First Amendment") is made and entered into effective December 29, 2009 (the "First Amendment Effective Date" hereof) by and between URANIUM ENERGY CORP, a Nevada corporation ("UEC"), the address of which is 9801 Anderson Mill Road, Suite 230, Austin, Texas 78750, and NEUTRON ENERGY, INC., a Nevada corporation, the address of which is 9000 E. Nichols Avenue, Suite 225, Englewood, Colorado 80112 ("Neutron"). In this First Amendment, each of UEC and Neutron is sometimes called a "Party" and UEC and Neutron are sometimes collectively called the "Parties."

RECITALS

1.           The Parties are the parties to a Limited Liability Company Members' Agreement and a Limited Liability Company Operating Agreement (collectively, the "LLC Agreements"), both made as of April 26, 2007, relating to the formation, operation and governance of Cibola Resources LLC (the "LLC") under the Delaware Limited Liability Company Act.

2.           The Parties are also parties to an Option Agreement (the "Existing Option Agreement"), effective November 5, 2009, granting Neutron an option to purchase and acquire UEC's entire Ownership Interest (as defined in the LLC Agreements) in the LLC and all other rights, titles and interests of UEC in, to and under the LLC and the LLC Agreements.

3.           The parties wish to amend the Existing Option Agreement as provided in this First Amendment on and subject to the covenants, agreements and conditions set forth in this First Amendment.

            NOW, THEREFORE, in consideration of the payment of $10 U.S. by Neutron to UEC, the covenants, agreements and conditions set forth in this First Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties, intending to be legally bound, agree as follows.

1.           Definitions.      Each capitalized term used in this First Amendment and not otherwise defined herein shall have the meaning assigned to such term in the Existing Option Agreement. As used in the Option Agreement, the words "hereby," "herein," "hereinafter," "hereof," "hereto," and "hereunder" shall mean and include the Existing Option Agreement, as amended by this First Amendment, as a whole and not any particular provision of the Option Agreement. Each reference in this First Amendment to the Option Agreement shall mean the Existing Option Agreement, as amended by this First Amendment.

2.           Amendments.      The Existing Option Agreement is amended by this First Amendment as follows:

             (a)        "December 31, 2009" is deleted from the second line of Section 1.2 and "March 31, 2010" is substituted therefor.

             (b)        "January 10, 2010" is deleted from the fifth line of Article 2 and "April 12, 2010" is substituted therefor.

             (c)        All of Section 4.17 following the heading is deleted and the following is substituted therefor: "Neutron shall fund the LLC's obligations for the months of August of 2009 through March of 2010. Regardless of whether Neutron exercises the Option or Closing occurs, Neutron releases and discharges UEC from all liability with respect to such obligations. If Neutron does not exercise the Option, or if Closing does not occur, the Ownership Interest of UEC shall not be diluted as a result of Neutron's funding of UEC's obligations for the months of August of 2009 through March of 2010 and Neutron's release and discharge of UEC from all liability with respect to such obligations."

3.           Representations and Warranties. UEC represents and warrants to Neutron that the representations and warranties made by UEC in Sections 3.1 and 3.3 of the Existing Option Agreement are true and correct on and as of the First Amendment Effective Date. Neutron represents and warrants to UEC that the representations and warranties made by Neutron in Sections 3.2 and 3.3 of the Existing Option Agreement are true and correct on and as of the First Amendment Effective Date.

4.           Effectiveness.      This First Amendment is effective as of the First Amendment Effective Date. Except as expressly set forth in this First Amendment, the Existing Option Agreement shall remain unchanged and in full force and effect.

5.           Counterparts.      This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same First Amendment. The exchange of copies of and signature pages of this First Amendment by facsimile and/or electronic transmission shall constitute effective execution and delivery of this First Amendment and such copies and signature pages may be used in lieu of originals for all purposes. The signature of a Party transmitted by facsimile or electronically shall be deemed an original signature for all purposes. It shall not be necessary in proving this First Amendment to produce or account for more than one counterpart.

EXECUTED by both Parties on this 29th day of December, 2009, being the First Amendment Effective Date.

URANIUM ENERGY CORP

By: "Harry L. Anthony"
Name: Harry L. Anthony
Title:  Chief Operating Officer

NEUTRON ENERGY, INC.

By: "Gary C. Huber"
Name: Gary C. Huber
Title:  President